Exhibit 99.1

ESSEX

PROPERTY TRUST, INC.

FOURTH QUARTER 2018

EARNINGS RELEASE & SUPPLEMENTAL FINANCIAL INFORMATION

ELLINGTON AT BELLEVUE
220 APARTMENT HOMES
BELLEVUE, WA

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces Fourth Quarter and Full-Year 2018 Results and 2019 Guidance

San Mateo, California—January 30, 2019—Essex Property Trust, Inc. (NYSE:ESS) announced today its fourth quarter and full-year 2018 earnings results and related business activities.

Net Income and Funds from Operations (“FFO”) per diluted share for the quarter ended and year ended December 31, 2018 are detailed below.

	Three Months Ended December 31,		%	Year Ended December 31,		%
	2018	2017	Change	2018	2017	Change
Per Diluted Share
Net Income	$1.78	$1.57	13.4%	$5.90	$6.57	-10.2%
Total FFO	$3.02	$3.01	0.3%	$12.76	$11.91	7.1%
Core FFO	$3.19	$3.01	6.0%	$12.57	$11.91	5.5%

Fourth Quarter and Full-Year Highlights:

•
Reported Net Income per diluted share for the fourth quarter of 2018 of $1.78, compared to $1.57 in the fourth quarter of 2017.  The increase was primarily due to gain on sale of real estate during the current quarter.

•	Grew Core FFO per diluted share by 6.0% compared to the fourth quarter of 2017 and 5.5% for the full-year 2018.

•
Achieved same-property gross revenue and net operating income (“NOI”) growth of 2.9% and 2.5%, respectively, compared to the fourth quarter of 2017. For the full-year, achieved same-property gross revenue and NOI growth of 2.8% and 2.9%, respectively.

•
Sold three communities during the fourth quarter of 2018 for a total contract price of $285.3 million. For the full-year, the Company sold four communities for a total contract price of $417.3 million.

•	Committed $57.6 million in three preferred equity and subordinated debt investments for the full-year 2018.

•	Repurchased $47.5 million in common stock under the stock buyback program during the fourth quarter of 2018 and $51.2 million for the full-year 2018.

“We continued to produce favorable results in the fourth quarter and full-year 2018, reflecting an improving economy and a stable operating environment in our West Coast markets. We expect these conditions to continue into 2019, leading once again to market rent growth near long-term averages. Solid job growth and higher income growth rates underlie our belief that housing affordability pressures are slowly abating, improving our outlook longer term” commented Michael Schall, President and CEO of the Company.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended December 31, 2018 compared to the quarter ended December 31, 2017, and the sequential percentage change for the quarter ended December 31, 2018 compared to the quarter ended September 30, 2018, by submarket for the Company:

	Q4 2018 vs. Q4 2017	Q4 2018 vs. Q3 2018	% of Total
	Gross Revenues	Gross Revenues	Q4 2018 Revenues
Southern California
Los Angeles County	3.2%	1.0%	19.7%
Orange County	2.1%	0.8%	11.3%
San Diego County	3.2%	0.3%	8.8%
Ventura County	3.5%	0.8%	4.5%
Other Southern California	4.5%	-0.1%	0.5%
Total Southern California	3.0%	0.8%	44.8%
Northern California
Santa Clara County	3.2%	0.9%	15.8%
Alameda County	2.6%	0.7%	7.1%
San Mateo County	4.2%	0.4%	5.1%
Contra Costa County	1.7%	0.6%	5.0%
San Francisco	1.9%	1.2%	3.4%
Other Northern California	3.0%	10.3%	0.3%
Total Northern California	2.9%	0.8%	36.7%
Seattle Metro	2.5%	0.9%	18.5%
Same-Property Portfolio	2.9%	0.8%	100%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q4 2018 compared to Q4 2017			YTD 2018 compared to YTD 2017
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	3.0%	2.6%	3.1%	3.1%	2.4%	3.3%
Northern California	2.9%	5.1%	2.1%	2.4%	1.4%	2.8%
Seattle Metro	2.5%	4.4%	1.7%	2.9%	5.2%	1.9%
Same-Property Portfolio	2.9%	3.8%	2.5%	2.8%	2.6%	2.9%

	Sequential Growth
	Q4 2018 compared to Q3 2018
	Gross Revenues	Operating Expenses	NOI
Southern California	0.8%	-0.1%	1.1%
Northern California	0.8%	4.3%	-0.4%
Seattle Metro	0.9%	-1.4%	2.0%
Same-Property Portfolio	0.8%	1.1%	0.7%

	Financial Occupancies
	Quarter Ended
	12/31/2018	9/30/2018	12/31/2017
Southern California	96.7%	96.5%	96.9%
Northern California	96.9%	96.3%	96.9%
Seattle Metro	96.7%	96.1%	96.4%
Same-Property Portfolio	96.8%	96.4%	96.8%

Investment Activity

In October 2018, Wesco V, LLC (“Wesco V”), one of the Company’s joint ventures, acquired Meridian at Midtown in San Jose, CA for a total contract price of $104.0 million. As part of the transaction, Wesco V assumed a $69.9 million loan with an effective interest rate of 4.5% and a maturity date in 2026. Meridian was built in 2015 and comprises 218 apartment homes near downtown San Jose. The Company had a preferred equity investment in Meridian which was repaid in 2015.

In December, the Company purchased its joint venture partner’s 49.9% interest in Marquis, a 166 unit apartment community located in San Jose, CA for a pro rata contract price of $35.4 million. The property is encumbered by a mortgage totaling $45.8 million. Upon consolidation of this property, the Company recorded a $1.3 million gain to remeasure the Company’s investment in the joint venture to fair value. The gain is not included in the calculation of FFO.

Dispositions

In November, the Company sold two communities located in Chino Hills, CA that were owned as part of the co-investment platform, in which Essex has a 50% ownership interest. Enclave at Town Square, a 31-year old community containing 124 apartment homes, which was owned by BEXAEW, LLC, was sold for a total contract price of $30.5 million. The Summit, a 29-year old community containing 125 apartment homes, which was owned by Wesco III, LLC, was sold for a total contract price of $34.8 million. Total gain on sale was $10.6 million, which has been excluded from the calculation of FFO.

In December, the Company sold its 8th and Hope apartment community for a total contract price of $220.0 million, representing $739,000 per apartment home. The property contains 290 luxury apartment homes and approximately 5,900 sq. ft. of retail space located in downtown Los Angeles, CA. Essex acquired 8th and Hope in 2015 for a total contract price of $200.0 million. Total gain on sale was $39.6 million, which has been excluded from the calculation of FFO. Michael Schall, President and CEO of the Company commented, “We were able to opportunistically sell our 8th and Hope community in downtown Los Angeles at an attractive cap rate. Given the market volatility in the fourth quarter, we used the proceeds to repurchase stock at a discount to net asset value and paydown debt.” Michael Schall, President and CEO of the Company commented, “We were able to opportunistically sell our 8th and Hope community in downtown Los Angeles at an attractive cap rate. Given the market volatility in the fourth quarter, we used the proceeds to repurchase stock at a discount to net asset value and paydown debt.”

Other Investments

During the fourth quarter of 2018, the Company originated a $12.5 million subordinated loan on a multifamily development located in Vista, CA. The funding for this investment is expected to occur over nine months in 2019. The subordinated loan has a 9.9% interest rate and matures in 2021.

Liquidity and Balance Sheet

Common Stock

During the fourth quarter of 2018, the Company repurchased 193,649 shares of its common stock totaling $47.5 million, including commissions, at an average price of $245.08 per share. For the full-year, the Company repurchased 210,483 shares of common stock totaling $51.2 million, including commissions, at an average price of $243.40 per share.

Subsequent to quarter end through January 28, 2019, the Company repurchased 234,061 shares of common stock totaling $57.0 million, including commissions, at an average price of $243.48 per share.  As of January 28, 2019, the Company had $140.7 million of purchase authority remaining under the stock repurchase program.

In 2018, the Company did not issue any shares of common stock through its equity distribution program.

Balance Sheet

In January 2019, the Company extended the maturity date of its $1.2 billion unsecured line of credit facility to mature in December 2022 with one 18-month extension, exercisable at the Company’s option.  The pricing on the line of credit is LIBOR + 0.825%, a reduction of 0.05% from prior pricing.

As of January 28, 2019, the Company had approximately $1.2 billion in undrawn capacity on its unsecured credit facilities.

2019 Full-Year Guidance and Assumptions

Per Diluted Share	Range
Net Income	$4.81 - $5.21
Total FFO	$12.82 - $13.22
Core FFO	$12.83 - $13.23

U.S. Economic Assumptions
GDP Growth	2.5%
Job Growth	1.3%

ESS Markets Economic Assumptions
Job Growth	1.8%
Market Rent Growth	3.1%

Estimated Same-Property Portfolio Growth based on 47,902 Apartment Homes
Southern California	2.5% to 3.5%
Northern California	2.6% to 3.6%
Seattle	2.3% to 3.3%
Gross Revenue	2.5% to 3.5%
Operating Expense	2.5% to 3.5%
Net Operating Income	2.1% to 3.9%

Other Key Assumptions

•	Acquisitions of $200 - $400 million.
•	Dispositions of $300 - $500 million.
•	Preferred equity investments of $50 - $100 million.
•
Total development spending in 2019 for existing projects under construction is expected to be approximately $250 million at the Company’s pro rata share. The Company does not currently plan to start any new developments during 2019.

•	Revenue generating capital expenditures are expected to be approximately $80 million at the Company’s pro rata share.
•	The repayment of $887 million of secured and unsecured debt that originally matures in 2019 and 2020 with a weighted average effective rate of 4.1%.

For additional details regarding the 2019 assumptions, please see page S-14 of the accompanying supplemental financial information. For the first quarter of 2019, the Company has established a guidance range of Core FFO per diluted share of $3.14 to $3.24.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, January 31, 2019 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter 2018 earnings link. To access the replay digitally, dial (844) 512-2921 using the replay pin number 13685822. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 245 apartment communities with an additional 6 properties in various stages of active development. Additional information about Essex can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information will be furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three months and years ended December 31, 2018 and 2017 (in thousands, except for share and per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
Funds from Operations attributable to common stockholders and unitholders	2018	2017	2018	2017
Net income available to common stockholders	$117,820	$103,613	$390,153	$433,059
Adjustments:
Depreciation and amortization	120,597	117,988	479,884	468,881
Gains not included in FFO	(51,439)	(34,779)	(73,683)	(159,901)
Depreciation and amortization from unconsolidated co-investments	15,609	15,196	62,954	55,531
Noncontrolling interest related to Operating Partnership units	4,071	3,536	13,452	14,825
Depreciation attributable to third party ownership and other	(241)	(212)	(940)	(286)
Funds from Operations attributable to common stockholders and unitholders	$206,417	$205,342	$871,820	$812,109
FFO per share – diluted	$3.02	$3.01	$12.76	$11.91
Expensed acquisition and investment related costs	$38	$415	$194	$1,569
Gain on sale of marketable securities	(68)	(259)	(737)	(1,909)
Unrealized losses on marketable securities	5,585	-	5,159	-
Interest rate hedge ineffectiveness (1)	87	(59)	148	(78)
Loss on early retirement of debt	-	1,796	-	1,796
Gain on early retirement of debt from unconsolidated co-investment	-	-	(3,662)	-
Co-investment promote income	-	-	(20,541)	-
Income from early redemption of preferred equity investments	(50)	(100)	(1,652)	(356)
General and administrative and other, net	6,171	(1,418)	8,745	(1,083)
Insurance reimbursements and legal settlements, net	-	-	(561)	(25)
Core Funds from Operations attributable to common stockholders and unitholders	$218,180	$205,717	$858,913	$812,023
Core FFO per share – diluted	$3.19	$3.01	$12.57	$11.91
Weighted average number of shares outstanding diluted (2)	68,322,115	68,321,214	68,322,207	68,194,472

(1)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(2)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

NOI and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Earnings from operations	$109,412	$112,375	$450,128	$446,522
Adjustments:
Corporate-level property management expenses	7,749	7,552	31,062	30,156
Depreciation and amortization	120,597	117,988	479,884	468,881
Management and other fees from affiliates	(2,371)	(2,647)	(9,183)	(9,574)
General and administrative	16,912	10,659	53,451	41,385
Expensed acquisition and investment related costs	38	415	194	1,569
NOI	252,337	246,342	1,005,536	978,939
Less: Non-same property NOI	(20,140)	(19,796)	(82,998)	(82,177)
Same-Property NOI	$232,197	$226,546	$922,538	$896,762

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company’s management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company’s communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; and those risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, “Reconciliations of Non-GAAP Financial Measures and Other Terms,” of the accompanying supplemental financial information.  The supplemental financial information is available on the Company’s website at www.essex.com.

Contact Information
Barb Pak
Group Vice President of Finance & Investor Relations
(650) 655-7800

Q4 2018 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – December 31, 2018	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – December 31, 2018	S-6
Portfolio Summary by County – December 31, 2018	S-7
Operating Income by Quarter – December 31, 2018	S-8
Same-Property Revenue Results by County – Quarters ended December 31, 2018 and 2017, and September 30, 2018	S-9
Same-Property Revenue Results by County – Years ended December 31, 2018 and 2017	S-9.1
Same-Property Operating Expenses – Quarter and Years ended as of December 31, 2018 and 2017	S-10
Development Pipeline – December 31, 2018	S-11
Redevelopment Pipeline – December 31, 2018	S-12
Capital Expenditures – December 31, 2018	S-12.1
Co-investments and Preferred Equity Investments – December 31, 2018	S-13
Assumptions for 2019 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
2019 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Expansion by Leading West Coast Tech Companies Set to Continue Fueling Job Creation in Essex Markets	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Revenues:
Rental and other property	$350,787	$342,417	$1,390,870	$1,354,325
Management and other fees from affiliates	2,371	2,647	9,183	9,574
	353,158	345,064	1,400,053	1,363,899

Expenses:
Property operating	98,450	96,075	385,334	375,386
Corporate-level property management expenses	7,749	7,552	31,062	30,156
Depreciation and amortization	120,597	117,988	479,884	468,881
General and administrative	16,912	10,659	53,451	41,385
Expensed acquisition and investment related costs	38	415	194	1,569
	243,746	232,689	949,925	917,377
Earnings from operations	109,412	112,375	450,128	446,522

Interest expense, net (1)	(52,132)	(53,116)	(211,785)	(212,796)
Interest and other income	1,769	6,688	23,010	24,604
Equity income from co-investments	24,521	45,511	89,132	86,445
Loss on early retirement of debt	-	(1,796)	-	(1,796)
Gain on sale of real estate and land	39,617	-	61,861	26,423
Gain on remeasurement of co-investment	1,253	-	1,253	88,641
Net income	124,440	109,662	413,599	458,043
Net income attributable to noncontrolling interest	(6,620)	(6,049)	(23,446)	(24,984)
Net income available to common stockholders	$117,820	$103,613	$390,153	$433,059

Net income per share - basic	$1.78	$1.57	$5.91	$6.58

Shares used in income per share - basic	66,020,487	66,035,998	66,041,058	65,829,155

Net income per share - diluted	$1.78	$1.57	$5.90	$6.57

Shares used in income per share - diluted	66,079,796	66,103,882	66,085,089	65,898,255

(1)	Refer to page S-17.2, the section titled “Interest Expense, Net” for additional information.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2018	2017	2018	2017

Rental and other property
Rental	$326,974	$319,500	$1,296,435	$1,263,476
Other property	23,813	22,917	94,435	90,849
Rental and other property	$350,787	$342,417	$1,390,870	$1,354,325

Property operating expenses
Real estate taxes	$39,147	$38,027	$151,525	$146,310
Administrative	20,600	20,597	81,811	81,716
Maintenance and repairs	20,721	19,685	80,463	78,094
Utilities	17,982	17,766	71,535	69,266
Property operating expenses	$98,450	$96,075	$385,334	$375,386

Interest and other income
Marketable securities and other income	$7,286	$6,429	$26,871	$22,670
Gain on sale of marketable securities	68	259	737	1,909
Unrealized losses on marketable securities (1)	(5,585)	-	(5,159)	-
Insurance reimbursements and legal settlements, net	-	-	561	25
Interest and other income	$1,769	$6,688	$23,010	$24,604

Equity income from co-investments
Equity income from co-investments	$4,143	$3,998	$17,021	$17,334
Income from preferred equity investments	9,759	6,634	35,687	23,918
Gain on sale of co-investment communities	10,569	34,779	10,569	44,837
Gain on early retirement of debt from unconsolidated co-investment	-	-	3,662	-
Co-investment promote income	-	-	20,541	-
Income from early redemption of preferred equity investments	50	100	1,652	356
Equity income from co-investments	$24,521	$45,511	$89,132	$86,445

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$4,071	$3,536	$13,452	$14,825
DownREIT limited partners’ distributions	1,580	1,496	6,350	6,433
Third-party ownership interest	969	1,017	3,644	3,726
Noncontrolling interest	$6,620	$6,049	$23,446	$24,984

(1)
The Company adopted ASU No. 2016-01 “Recognition and Measurement of Financial Assets and Financial Liabilities”, as of January 1, 2018 using the modified-retrospective method. As a result of this adoption, the Company recognizes mark to market adjustments on equity securities through its income statement on a prospective basis. Prior period results have not been adjusted.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	% Change	2018	2017	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$117,820	$103,613		$390,153	$433,059
Adjustments:
Depreciation and amortization	120,597	117,988		479,884	468,881
Gains not included in FFO	(51,439)	(34,779)		(73,683)	(159,901)
Depreciation and amortization from unconsolidated co-investments	15,609	15,196		62,954	55,531
Noncontrolling interest related to Operating Partnership units	4,071	3,536		13,452	14,825
Depreciation attributable to third party ownership and other (2)	(241)	(212)		(940)	(286)
Funds from operations attributable to common stockholders and unitholders	$206,417	$205,342		$871,820	$812,109
FFO per share-diluted	$3.02	$3.01	0.3%	$12.76	$11.91	7.1%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$38	$415		$194	$1,569
Gain on sale of marketable securities	(68)	(259)		(737)	(1,909)
Unrealized losses on marketable securities	5,585	-		5,159	-
Interest rate hedge ineffectiveness (3)	87	(59)		148	(78)
Loss on early retirement of debt	-	1,796		-	1,796
Gain on early retirement of debt from unconsolidated co-investment	-	-		(3,662)	-
Co-investment promote income	-	-		(20,541)	-
Income from early redemption of preferred equity investments	(50)	(100)		(1,652)	(356)
General and administrative and other, net	6,171	(1,418)		8,745	(1,083)
Insurance reimbursements and legal settlements, net	-	-		(561)	(25)
Core funds from operations attributable to common stockholders and unitholders	$218,180	$205,717		$858,913	$812,023
Core FFO per share-diluted	$3.19	$3.01	6.0%	$12.57	$11.91	5.5%

Changes in core items:
Same-property NOI	$5,651			$25,776
Non-same property NOI	344			821
Management and other fees, net	(276)			(391)
FFO from co-investments	3,229			18,425
Interest and other income	1,192			4,201
Interest expense	838			785
General and administrative	1,456			(1,783)
Corporate-level property management expenses	(197)			(906)
Other items, net	226			(38)
	$12,463			$46,890

Weighted average number of shares outstanding diluted (4)	68,322,115	68,321,214		68,322,207	68,194,472

(1)	Refer to page S-17.2, the section titled “Funds from Operations (“FFO”) for additional information on the Company’s definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest’s share of net operating income in these investments for the three and twelve months ended December 31, 2018 was $1.3 million and $5.1 million, respectively.

(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of our interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense.

(4)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)

	December 31, 2018	December 31, 2017

Real Estate:
Land and land improvements	$2,701,356	$2,719,064
Buildings and improvements	10,664,745	10,643,009
	13,366,101	13,362,073
Less: accumulated depreciation	(3,209,548)	(2,769,297)
	10,156,553	10,592,776
Real estate under development	454,629	355,735
Co-investments	1,300,140	1,155,984
	11,911,322	12,104,495
Cash and cash equivalents, including restricted cash	151,395	61,126
Marketable securities	209,545	190,004
Notes and other receivables	71,895	100,926
Prepaid expenses and other assets	39,439	39,155
Total assets	$12,383,596	$12,495,706

Unsecured debt, net	$3,799,316	$3,501,709
Mortgage notes payable, net	1,806,626	2,008,417
Lines of credit	-	179,000
Distributions in excess of investments in co-investments	-	36,726
Other liabilities	348,335	333,823
Total liabilities	5,954,277	6,059,675
Redeemable noncontrolling interest	35,475	39,206
Equity:
Common stock	7	7
Additional paid-in capital	7,093,079	7,129,571
Distributions in excess of accumulated earnings	(812,796)	(833,726)
Accumulated other comprehensive loss, net	(13,217)	(18,446)
Total stockholders’ equity	6,267,073	6,277,406
Noncontrolling interest	126,771	119,419
Total equity	6,393,844	6,396,825
Total liabilities and equity	$12,383,596	$12,495,706

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - December 31, 2018
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	2.1	2019	$75,000	$515,658	$590,658	4.4%	10.5%
Bonds public - fixed rate	3,200,000	3.9%	7.7	2020	-	693,723	693,723	5.0%	12.3%
Term loan (1)	350,000	3.0%	3.1	2021	500,000	43,604	543,604	4.5%	9.7%
Unamortized net discounts and debt issuance costs	(25,684)	-	-	2022	650,000	41,178	691,178	3.4%	12.3%
	3,799,316	3.8%	6.9	2023	600,000	852	600,852	3.7%	10.7%
Mortgage Notes Payable, net				2024	400,000	932	400,932	4.0%	7.1%
Fixed rate - secured	1,526,270	4.6%	2.3	2025	500,000	14,619	514,619	3.6%	9.2%
Variable rate - secured (2)	269,625	2.5%	17.7	2026	450,000	99,405	549,405	3.5%	9.8%
Unamortized premiums and debt issuance costs, net	10,731	-	-	2027	350,000	153,955	503,955	3.6%	9.0%
Total mortgage notes payable	1,806,626	4.3%	4.6	2028	-	68,332	68,332	4.1%	1.2%
				2029	-	31,156	31,156	2.4%	0.5%
Unsecured Lines of Credit				Thereafter	300,000	132,481	432,481	3.9%	7.7%
Line of credit (3)	-	3.2%		Subtotal	3,825,000	1,795,895	5,620,895	4.0%	100.0%
Line of credit (4)	-	3.2%		Debt Issuance Costs	(18,543)	(4,181)	(22,724)	NA	NA
Total lines of credit	-	3.2%		(Discounts)/Premiums	(7,141)	14,912	7,771	NA	NA
				Total	$3,799,316	$1,806,626	$5,605,942	4.0%	100.0%
Total debt, net	$5,605,942	4.0%

Capitalized interest for the three and twelve months ended December 31, 2018 was approximately $5.4 million and $18.7 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$269.6 million of variable rate debt is tax exempt to the note holders. $9.9 million is subject to interest rate cap protection agreements.
(3)
As of December 31, 2018, this unsecured line of credit facility had a capacity of $1.2 billion, with a scheduled maturity date in December 2021 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on this line was based on a tiered rate structure tied to the Company’s corporate ratings and was LIBOR plus 0.875% as of December 31, 2018. In January 2019, the line of credit facility was amended such that the scheduled maturity date was extended to December 2022 with one 18-month extension, exercisable at the Company’s option. The underlying interest rate on the amended line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million and is scheduled to mature in January 2020. The underlying interest rate on this line is based on a tiered rate structure tied to the Company’s corporate ratings and is currently at LIBOR plus 0.875%.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - December 31, 2018
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$5,605,942
				Adjusted Debt to Adjusted Total Assets:	36%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			65,890
Limited partnership units (1)			2,265
Options-treasury method			51	Secured Debt to Adjusted Total Assets:	12%	< 40%
Total shares of common stock and potentially dilutive securities			68,206

Common stock price per share as of December 31, 2018			$245.21
				Interest Coverage:	437%	> 150%
Total equity capitalization			$16,724,793

Total market capitalization			$22,330,735	Unsecured Debt Ratio (2):	285%	> 150%

Ratio of debt to total market capitalization			25.1%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.4
Fitch	BBB+	Positive
Moody’s	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	74%
Standard & Poor’s	BBB+	Stable

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company’s common stock.				(1) Refer to page S-17.4 for additional information on the Company’s Public Bond Covenants.
				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.
				(3) Refer to pages S-17.1 to S-17.4, the section titled “Reconciliations of Non-GAAP Financial Measures and Other Terms” for additional information on the Company’s Selected Credit Ratios.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of December 31, 2018

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)
Region - County	Consolidated (3)	Unconsolidated Co-investments (3)	Apartment Homes in Development (4)	Total	Consolidated	Unconsolidated Co-investments (5)	Total (6)	Consolidated	Unconsolidated Co-investments (5)	Total (6)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,411	$2,107	$2,386	19.0%	12.1%	18.4%
Orange County	5,553	1,149	-	6,702	2,182	1,897	2,155	10.8%	8.8%	10.6%
San Diego County	4,824	616	-	5,440	1,934	1,802	1,926	8.2%	4.2%	7.8%
Ventura County	2,577	693	-	3,270	1,816	2,145	1,858	4.4%	6.4%	4.6%
Other Southern CA	623	-	-	623	1,645	-	1,645	0.9%	-	0.8%
Total Southern California	22,674	4,021	200	26,895	2,165	2,010	2,152	43.3%	31.5%	42.2%

Northern California
Santa Clara County	7,522	2,318	745	10,585	2,754	2,878	2,772	19.1%	26.3%	19.7%
Alameda County	2,954	1,983	-	4,937	2,545	2,353	2,494	6.7%	20.3%	8.1%
San Mateo County	1,951	197	371	2,519	2,972	2,969	2,972	5.3%	2.3%	5.0%
Contra Costa County	2,270	49	-	2,319	2,316	4,648	2,341	4.9%	0.7%	4.4%
San Francisco	1,343	463	545	2,351	3,142	3,279	3,164	3.4%	6.0%	3.7%
Other Northern CA	96	-	-	96	3,006	-	3,006	0.3%	-	0.3%
Total Northern California	16,136	5,010	1,661	22,807	2,714	2,727	2,716	39.7%	55.6%	41.2%

Seattle Metro	10,238	1,582	-	11,820	1,840	1,829	1,839	17.0%	12.9%	16.6%

Total	49,048	10,613	1,861	61,522	$2,276	$2,325	$2,281	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Actual NOI for the quarter ended December 31, 2018. See the section titled “Net Operating Income (“NOI”) and Same-Property NOI Reconciliations” on page S-17.3.
(3)	Includes all apartment communities with rents.
(4)	Includes development communities with no rental income.
(5)	Co-investment amounts weighted for Company’s pro rata share.
(6)	At Company’s pro rata share.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q4 ‘18	Q3 ‘18	Q2 ‘18	Q1 ‘18	Q4 ‘17

Rental and other property revenues:
Same-property	46,573	$323,655	$321,000	$318,101	$316,884	$314,651
Acquisitions (2)	1,494	10,902	10,695	10,501	10,383	10,435
Development (3)	121	1,153	1,091	450	19	-
Redevelopment	621	5,160	5,125	5,036	5,024	5,005
Non-residential/other, net (4)	239	9,917	10,699	12,438	12,637	12,326
Total rental and other property revenues	49,048	350,787	348,610	346,526	344,947	342,417

Property operating expenses:
Same-property		91,458	90,471	87,516	87,657	88,105
Acquisitions (2)		2,917	2,842	2,116	3,074	3,116
Development (3)		535	638	498	64	-
Redevelopment		1,569	1,647	1,468	1,469	1,528
Non-residential/other, net (4) (5)		1,971	2,177	2,548	2,699	3,326
Total property operating expenses		98,450	97,775	94,146	94,963	96,075

Net operating income (NOI):
Same-property		232,197	230,529	230,585	229,227	226,546
Acquisitions (2)		7,985	7,853	8,385	7,309	7,319
Development (3)		618	453	(48)	(45)	-
Redevelopment		3,591	3,478	3,568	3,555	3,477
Non-residential/other, net (4)		7,946	8,522	9,890	9,938	9,000
Total NOI		$252,337	$250,835	$252,380	$249,984	$246,342

Same-property metrics
Operating margin		72%	72%	72%	72%	72%
Annualized turnover (6)		41%	56%	53%	40%	46%
Financial occupancy (7)		96.8%	96.4%	96.7%	97.1%	96.8%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2017.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2017.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental revenue by total potential rental revenue (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Results by County - Fourth Quarter 2018 vs. Fourth Quarter 2017 and Third Quarter 2018
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q4 ‘18 % of Actual NOI	Q4 ‘18	Q4 ‘17	% Change	Q4 ‘18	Q4 ‘17	% Change	Q4 ‘18	Q4 ‘17	% Change	Q3 ‘18	% Change

Southern California
Los Angeles County	8,641	19.3%	$2,420	$2,351	2.9%	96.6%	96.7%	-0.1%	$63,700	$61,723	3.2%	$63,053	1.0%
Orange County	5,553	11.4%	2,182	2,125	2.7%	96.6%	96.9%	-0.3%	36,705	35,944	2.1%	36,417	0.8%
San Diego County	4,824	8.7%	1,934	1,870	3.4%	97.0%	96.8%	0.2%	28,585	27,708	3.2%	28,510	0.3%
Ventura County	2,577	4.7%	1,816	1,750	3.8%	97.1%	97.5%	-0.4%	14,562	14,069	3.5%	14,453	0.8%
Other Southern CA	384	0.4%	1,326	1,265	4.8%	96.4%	97.4%	-1.0%	1,569	1,502	4.5%	1,570	-0.1%
Total Southern California	21,979	44.5%	2,163	2,099	3.0%	96.7%	96.9%	-0.2%	145,121	140,946	3.0%	144,003	0.8%

Northern California
Santa Clara County	6,028	16.7%	2,779	2,679	3.7%	96.9%	96.9%	0.0%	51,062	49,455	3.2%	50,610	0.9%
Alameda County	2,954	7.1%	2,545	2,488	2.3%	96.8%	97.0%	-0.2%	23,084	22,504	2.6%	22,930	0.7%
San Mateo County	1,830	5.3%	2,938	2,828	3.9%	96.8%	96.6%	0.2%	16,597	15,931	4.2%	16,534	0.4%
Contra Costa County	2,270	5.1%	2,316	2,275	1.8%	97.4%	97.4%	0.0%	16,225	15,953	1.7%	16,124	0.6%
San Francisco	1,178	3.0%	3,029	2,953	2.6%	95.9%	96.1%	-0.2%	10,895	10,694	1.9%	10,765	1.2%
Other Northern CA	96	0.3%	3,006	2,895	3.8%	100.0%	99.8%	0.2%	886	860	3.0%	803	10.3%
Total Northern California	14,356	37.5%	2,700	2,619	3.1%	96.9%	96.9%	0.0%	118,749	115,397	2.9%	117,766	0.8%

Seattle Metro	10,238	18.0%	1,840	1,799	2.3%	96.7%	96.4%	0.3%	59,785	58,308	2.5%	59,231	0.9%

Total Same-Property	46,573	100.0%	$2,257	$2,193	2.9%	96.8%	96.8%	0.0%	$323,655	$314,651	2.9%	$321,000	0.8%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Twelve months ended December 31, 2018 vs. Twelve months ended December 31, 2017
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2018 % of Actual NOI	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change	YTD 2018	YTD 2017	% Change

Southern California
Los Angeles County	8,641	19.2%	$2,389	$2,338	2.2%	96.6%	96.3%	0.3%	$251,321	$244,118	3.0%
Orange County	5,553	11.2%	2,158	2,103	2.6%	96.5%	96.7%	-0.2%	145,239	141,886	2.4%
San Diego County	4,824	8.8%	1,907	1,848	3.2%	97.0%	96.5%	0.5%	113,184	109,305	3.5%
Ventura County	2,577	4.7%	1,790	1,723	3.9%	97.3%	97.3%	0.0%	57,691	55,329	4.3%
Other Southern CA	384	0.5%	1,301	1,251	4.0%	97.0%	97.0%	0.0%	6,223	5,992	3.9%
Total Southern California	21,979	44.4%	2,135	2,080	2.6%	96.7%	96.6%	0.1%	573,658	556,630	3.1%

Northern California
Santa Clara County	6,028	16.6%	2,738	2,674	2.4%	97.0%	97.0%	0.0%	201,748	197,106	2.4%
Alameda County	2,954	7.2%	2,523	2,476	1.9%	96.7%	96.0%	0.7%	91,357	88,739	3.0%
San Mateo County	1,830	5.3%	2,893	2,826	2.4%	97.1%	97.0%	0.1%	65,550	63,659	3.0%
Contra Costa County	2,270	5.1%	2,304	2,265	1.7%	97.1%	97.3%	-0.2%	64,441	63,153	2.0%
San Francisco	1,178	3.2%	2,994	2,944	1.7%	95.6%	96.3%	-0.7%	42,977	42,303	1.6%
Other Northern CA	96	0.3%	2,947	2,810	4.9%	96.6%	97.5%	-0.9%	3,384	3,281	3.1%
Total Northern California	14,356	37.7%	2,667	2,611	2.1%	96.8%	96.8%	0.0%	469,457	458,241	2.4%

Seattle Metro	10,238	17.9%	1,824	1,775	2.8%	96.5%	96.4%	0.1%	236,525	229,872	2.9%

Total Same-Property	46,573	100.0%	$2,231	$2,177	2.5%	96.7%	96.6%	0.1%	$1,279,640	$1,244,743	2.8%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of December 31, 2018 and 2017
(Dollars in thousands)

	Based on 46,573 apartment homes

	Q4 ‘18	Q4 ‘17	% Change	% of Op. Ex.	YTD 2018	YTD 2017	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$35,835	$34,188	4.8%	39.2%	$138,445	$133,522	3.7%	38.8%
Maintenance and repairs	19,116	17,943	6.5%	20.9%	73,808	71,632	3.0%	20.7%
Administrative	16,851	16,840	0.1%	18.4%	67,028	66,975	0.1%	18.8%
Utilities	16,454	16,154	1.9%	18.0%	65,552	63,324	3.5%	18.4%
Insurance	3,202	2,980	7.4%	3.5%	12,269	12,528	-2.1%	3.3%
Total same-property operating expenses	$91,458	$88,105	3.8%	100.0%	$357,102	$347,981	2.6%	100.0%

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - December 31, 2018
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase II (5)	San Mateo, CA	100%	199	-	$110	$31	$141	$141	$709	0%	0%	Q2 2017	Q2 2019	Q4 2019
Station Park Green - Phase III (5)	San Mateo, CA	100%	172	-	87	37	124	124	721	0%	0%	Q3 2017	Q3 2019	Q1 2020
Gateway Village (6)	Santa Clara, CA	100%	476	-	155	71	226	226	475	0%	0%	Q3 2016	Q2 2019	Q2 2020
Hollywood (7)	Hollywood, CA	100%	200	4,700	43	62	105	105	500	0%	0%	Q4 2017	Q1 2020	Q3 2020
Total Development Projects - Consolidated			1,047	4,700	395	201	596	596	564

Land Held for Future Development - Consolidated
Other Projects (5)(7)	Various	100%			71	-	71	71
Total Development Pipeline - Consolidated			1,047	4,700	466	201	667	667

Development Projects - Joint Venture (4)
Ohlone	San Jose, CA	50%	269	-	70	66	136	68	506	0%	0%	Q3 2017	Q4 2019	Q3 2020
500 Folsom (8)	San Francisco, CA	50%	545	6,000	265	150	415	208	751	0%	0%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture			814	6,000	335	216	551	276	$670

Land Held for Future Development - Joint Venture
Other Projects	Various	50%			11	-	11	6
Total Development Pipeline - Joint Venture			814	6,000	346	216	562	282

Grand Total - Development Pipeline			1,861	10,700	$812	$417	$1,229	949
Essex Cost Incurred to Date - Pro Rata								(639)
Essex Remaining Commitment								$310

(1)	The Company’s share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of December 31, 2018.
(4)
For the fourth quarter of 2018, the Company’s cost includes $5.2 million of capitalized interest, $1.2 million of capitalized overhead and $1.5 million of development fees (such development fees reduced G&A expenses).

(5)
Development of Station Park Green - Phases II and III are reflected under Development Projects - Consolidated. Costs incurred for Station Park Green - Phase IV, which consists of 107 apartment homes, are included in Land Held for Future Development - Consolidated.

(6)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when one property was held as a retail operating asset.
(8)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - December 31, 2018
(Dollars in thousands)

Region/Project Name	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI Twelve Months Ended
						2018	2017

Same-Property - Redevelopment Projects (1)
Southern California
Hamptons	215	$20,200	$3,400	$23,600	Q1 2014
Kings Road	196	7,200	5,000	12,200	Q4 2016
The Palms at Laguna Niguel	460	4,400	5,100	9,500	Q4 2016
Northern California
Crow Canyon	400	6,200	1,200	7,400	Q1 2017
Total Same-Property - Redevelopment Projects	1,271	$38,000	$14,700	$52,700		$24,124	$23,378

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$74,300	$13,100	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$74,300	$13,100	$87,400		$8,522	$8,109

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - December 31, 2018 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q4 ‘18	Q3 ‘18	Q2 ‘18	Q1 ‘18	Trailing 4 Quarters
Same-property portfolio	$12,958	$16,215	$13,989	$9,910	$53,072
Non-same property portfolio	3,220	3,652	2,653	2,869	12,394
Total revenue generating capital expenditures	$16,178	$19,867	$16,642	$12,779	$65,466

Number of same-property interior renovations completed	538	777	804	499	2,618
Number of total consolidated interior renovations completed	580	846	860	522	2,808

Non-Revenue Generating Capital Expenditures (3)	Q4 ‘18	Q3 ‘18	Q2 ‘18	Q1 ‘18	Trailing 4 Quarters
Non-revenue generating capital expenditures (4)	$20,863	$17,554	$16,178	$11,567	$66,162
Average apartment homes in quarter	49,110	49,172	49,362	49,490	49,283
Capital expenditures per apartment homes in the quarter	$425	$357	$328	$234	$1,342

(1)	The Company incurred $0.2 million of capitalized interest, $2.4 million of capitalized overhead and $0.1 million of co-investment fees related to redevelopment in Q4 2018.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X P R O P E R T Y T R U S T, I N C.

Co-investments and Preferred Equity Investments - December 31, 2018
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Operating and Other Non-Consolidated Joint Ventures									NOI
Wesco I, III, IV, and V	52%	4,671	$1,391,602	$809,836	$194,890	4.0%	3.9		$21,486	$83,947
BEXAEW, BEX II, and BEX III	50%	2,496	666,724	368,816	121,780	3.5%	4.3		10,283	41,104
CPPIB	54%	2,483	955,832	-	482,507	-	-		14,860	57,532
Other	51%	963	350,985	267,569	34,093	3.8%	5.1		6,013	24,568
Total Operating and Other Non-Consolidated Joint Ventures		10,613	$3,365,143	$1,446,221	$833,270	3.8%	4.2		$52,642	$207,151
Pre-Development and Development Non-Consolidated Joint Ventures (1)	50%	814	345,982	167,968	94,060	4.1%	26.3	(2)	-	-
Total Non-Consolidated Joint Ventures		11,427	$3,711,125	$1,614,189	$927,330	4.1%	26.3		$52,642	$207,151

	Essex Portion of NOI and Expenses
NOI	$27,824	$109,474
Depreciation	(15,609)	(62,954)
Interest expense and other	(8,072)	(29,499)
Gain on early retirement of debt from unconsolidated co-investment	-	3,662
Gain on sale of co-investment communities	10,569	10,569
Promote income	-	20,541
Net income from operating and other co-investments	$14,712	$51,793

		Weighted Average Preferred Return	Weighted Average Expected Term	Income from Preferred Equity Investments
Income from preferred equity investments				$9,759	$35,687
Income from early redemption of preferred equity investments				50	1,652
Preferred Equity Investments (3)	$372,810	10.8%	2.7	$9,809	$37,339

Total Co-investments	$1,300,140			$24,521	$89,132

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company’s development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of December 31, 2018, the Company has invested in 17 preferred equity investments.

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2019 FFO Guidance Range
Q4 2018 Earnings Results Supplement

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share (“EPS”) to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income (“NOI”) and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except per share data)
	2018	2019 Full-Year Guidance Range
	Actuals (1)	Low End	High End

Total NOI from Consolidated Communities	$1,005,536	$1,021,000	$1,039,000

Accretion from Acquisitions/Dispositions/Preferred Equity	-	500	1,500

Management Fees	9,183	9,100	10,100

Interest Expense
Interest expense, before capitalized interest	(230,345)	(236,100)	(232,700)
Interest capitalized	18,708	19,000	21,000
Net interest expense	(211,637)	(217,100)	(211,700)

Recurring Income and Expenses
Interest and other income	26,871	29,700	30,700
FFO from co-investments	115,734	117,800	121,000
General and administrative	(44,778)	(45,200)	(47,300)
Corporate-level property management expenses	(31,062)	(32,100)	(33,100)
Non-controlling interest	(10,934)	(11,500)	(10,500)
Total recurring income and expenses	55,831	58,700	60,800

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(194)	(300)	(900)
Gain on sale of marketable securities	737	-	-
Unrealized losses on marketable securities	(5,159)	-	-
Interest rate hedge ineffectiveness	(148)	-	-
Gain on early retirement of debt from unconsolidated co-investment	3,662	-	-
Co-investment promote income	20,541	-	-
Income from early redemption of preferred equity investments	1,652	-	-
General and administrative and other, net	(8,745)	-	-
Insurance reimbursements and legal settlements, net	561	-	-
Total non-core income and expenses	12,907	(300)	(900)

Funds from Operations (2)	$871,820	$871,900	$898,800

Funds from Operations per diluted share	$12.76	$12.82	$13.22

% Change - Funds from Operations	7.1%	0.5%	3.6%

Core Funds from Operations (excludes non-core items)	$858,913	$872,200	$899,700

Core Funds from Operations per diluted share	$12.57	$12.83	$13.23

% Change - Core Funds from Operations	5.5%	2.0%	5.3%

EPS - Diluted	$5.90	$4.81	$5.21

Weighted average shares outstanding - FFO calculation	68,322	68,000	68,000

(1)	All non-core items are excluded from the 2018 actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2019 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2019 Guidance Range (1)
	2018 Actuals	1st Quarter 2019		Full-Year 2019
		Low	High	Low	High
EPS - diluted	$5.90	$1.14	$1.24	$4.81	$5.21
Conversion from GAAP share count	(0.19)	(0.04)	(0.04)	(0.17)	(0.17)
Depreciation and amortization	7.95	2.00	2.00	8.01	8.01
Noncontrolling interest related to Operating Partnership units	0.18	0.04	0.04	0.17	0.17
Gain on sale of real estate	(1.08)	-	-	-	-
FFO per share - diluted	12.76	3.14	3.24	12.82	13.22
Expensed acquisition and investment related costs	-	-	-	0.01	0.01
Gain on sale of marketable securities	(0.01)	-	-	-	-
Unrealized losses on marketable securities	0.08	-	-	-	-
Interest rate hedge ineffectiveness	-	-	-	-	-
Gain on early retirement of debt from unconsolidated co-investment	(0.05)	-	-	-	-
Co-investment promote income	(0.30)	-	-	-	-
Income from early redemption of preferred equity investments	(0.02)	-	-	-	-
General and administrative and other, net	0.12	-	-	-	-
Insurance reimbursements and legal settlements, net	(0.01)	-	-	-	-
Core FFO per share - diluted	$12.57	$3.14	$3.24	$12.83	$13.23

(1)
2019 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of December 31, 2018
(Dollars in thousands)

Acquisitions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Contract Price		Price per Apartment Home		Average Rent

Meridian at Midtown	San Jose, CA	218	50%	JV	Oct-18	$104,000	(1)	$446	(2)	$2,787
Marquis(3)	San Jose, CA	166	100%	EPLP	Dec-18	35,400		427		$2,570
	Q4 2018	384				$139,400		$438

	2018 Total	384				$139,400		$438

Dispositions
Property Name	Location	Apartment Homes	Essex Ownership Percentage	Entity	Date	Total Sales Price		Price per Apartment Home

Domain	San Diego, CA	379	100%	EPLP	Jun-18	$132,000		$348
	Q2 2018	379				$132,000		$348

Enclave at Town Square	Chino Hills, CA	124	50%	JV	Nov-18	$30,500	(4)	$246
The Summit	Chino Hills, CA	125	50%	JV	Nov-18	34,800	(4)	278
8th & Hope	Los Angeles, CA	290	100%	EPLP	Dec-18	220,000		739	(2)
	Q4 2018	539				$285,300		$519

	2018 Total	918				$417,300		$448

(1)	Meridian at Midtown contract price represents the total contract price at 100%.
(2)	Price per apartment home excludes value allocated to retail space.
(3)
In December 2018, the Company purchased the joint venture partner's 49.9% membership interest in the Marquis co-investment. As part of the acquisition, the Company paid $4.7 million in cash and issued Operating Partnership units for the remaining equity based on an estimated property valuation of $71.0 million and an encumbrance of $45.8 million of mortgage debt.

(4)	Enclave at Town Square and The Summit sales prices represent the total sales price at 100%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

U.S. Macro Economic Assumptions: 2019 G.D.P. Growth: 2.5%, 2019 Job Growth: 1.3%
2019 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Market Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,750	6,000	17,750	0.8%	0.5%	55,700	1.2%	2.8%
Orange	3,500	4,500	8,000	0.9%	0.7%	20,350	1.2%	3.0%
San Diego	2,250	4,250	6,500	0.5%	0.5%	24,250	1.6%	3.6%
Ventura	500	750	1,250	0.8%	0.4%	4,450	1.4%	3.2%
So. Cal.	18,000	15,500	33,500	0.7%	0.6%	104,750	1.3%	3.1%

San Francisco	2,500	500	3,000	0.7%	0.4%	19,800	1.7%	3.2%
Oakland	3,500	4,000	7,500	1.0%	0.7%	18,150	1.5%	2.3%
San Jose	2,750	2,500	5,250	1.1%	0.8%	27,550	2.4%	3.6%
No. Cal.	8,750	7,000	15,750	1.0%	0.7%	65,500	2.0%	3.1%

Seattle	9,000	8,000	17,000	1.8%	1.3%	45,900	2.6%	2.9%

Weighted Average (4)	35,750	30,500	66,250	1.0%	0.7%	216,150	1.8%	3.1%

All data are based on Essex Property Trust, Inc. forecasts.

(1)
New Residential Supply: total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities. Single-family estimates based on an average trailing 12-month single family permits. Multifamily estimates include a new methodological enhancement to reflect the impact of continued construction delays in Essex markets. The delay-adjusted estimates reduce scheduled 2019 units by approximately 8% to reflect the recent cadence of delays in project completions.

(2)	Job Forecast: refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3)	Market Forecast: the estimated rent growth represents the forecasted change in effective market rents for full year 2019 vs 2018 (excludes submarkets not targeted by Essex).

(4)	Weighted Average: markets weighted by scheduled rent in the Company's Portfolio.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

 (1) Companies included: Adobe, Amazon, Apple, Dropbox, Facebook, Google, Microsoft, Netflix, Nvidia, Oracle, Salesforce, Splunk, Spotify, Square, and Uber.(2) Square foot totals include office space leased in Q3-Q4 2018 for 2019 occupancy, space presently under construction, and campus expansions currently in planning.(3) Job estimates based on historical ratio of 225 sqft/employee; however, recent trends in office density (~150-200sf/employee or lower) would imply higher new job totals. Sources: CBRE, CoStar, Cushman & Wakefield, company and press reports.  Expansion by Leading West Coast Tech Companies Set to Continue Fueling Job Creation in Essex Markets  Planned office expansion by leading tech companies in Essex’s West Coast markets is approximately 2x the rest of the nation. (1)Since mid-2018, tech leaders have pursued 33 million square feet of expansion in Essex metros, including newly-leased office space, developments under construction, and planned campus growth. (2) These expansions are poised to add more than 147,000 tech industry jobs.(3)  See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional informationS-16.1  E S S E X P R O P E R T Y T R U S T, I N C.   SeattleTotal new and planned expansions: 6.5Msf (29,000+ employees)Examples of new & planned expansions: Amazon (CBD, Bellevue), Google (CBD), Microsoft (Redmond), Facebook (CBD, Redmond), Apple (NA), Uber (CBD)  San Francisco Bay AreaTotal new and planned expansions: 25.0Msf (110,000+ employees)Examples: Amazon (SF, Sunnyvale), Google (Mtn. View, SF, San Jose, Sunnyvale, San Bruno), Facebook (Menlo Park, Burlingame, Fremont, Mtn. View), Nvidia (Santa Clara), Salesforce (SF), Splunk (San Jose), LinkedIn (Mtn View), Dropbox (SF), Square (Oakland)  Southern CaliforniaTotal new and planned expansions: 1.9Msf (8,000 employees)Examples: Google (Westside Pavilion), Facebook (Playa Vista), Apple (Culver City, San Diego), Netflix (Hollywood), Spotify (DTLA), Amazon (Culver City)
S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre,normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, our presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended December 31, 2018
Net income available to common stockholders	$117,820
Adjustments:
Net income attributable to noncontrolling interest	6,620
Interest expense, net (1)	52,132
Depreciation and amortization	120,597
Gain on sale of real estate and land	(39,617)
Gain on sale of co-investment communities	(10,569)
Gain on remeasurement of co-investment communities	(1,253)
Co-investment EBITDAre adjustments	23,590
EBITDAre	269,320

Gain on sale of marketable securities	(68)
Unrealized losses on marketable securities	5,585
General and administrative and other, net	6,171
Income from early redemption of preferred equity investments	(50)
Expensed acquisition and investment related costs	38
Adjusted EBITDAre	$280,996

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO")

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Interest expense	$54,157	$220,492
Adjustments:
Total return swap income	(2,025)	(8,707)
Interest expense, net	$52,132	$211,785

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$5,605,942
Total debt from co-investments at pro rata share	830,492
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	14,953
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	4,120
Consolidated cash and cash equivalents-unrestricted	(134,465)
Pro rata co-investment cash and cash equivalents-unrestricted	(31,191)
Marketable securities	(209,545)
Net Indebtedness	$6,080,306

Adjusted EBITDAre, annualized (1)	$1,123,984
Other EBITDAre normalization adjustments, net, annualized (2)	(5,200)
Adjusted EBITDAre, normalized and annualized	$1,118,784

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.4

(1)	Based on the amount for the most recent quarter, multiplied by four.
(2)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

Net Operating Income ("NOI") and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.
In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017
Earnings from operations	$109,412	$112,375	$450,128	$446,522
Adjustments:
Corporate-level property management expenses	7,749	7,552	31,062	30,156
Depreciation and amortization	120,597	117,988	479,884	468,881
Management and other fees from affiliates	(2,371)	(2,647)	(9,183)	(9,574)
General and administrative	16,912	10,659	53,451	41,385
Expensed acquisition and investment related costs	38	415	194	1,569
NOI	252,337	246,342	1,005,536	978,939
Less: Non-same property NOI	(20,140)	(19,796)	(82,998)	(82,177)
Same-Property NOI	$232,197	$226,546	$922,538	$896,762

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated March 8, 2018, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on March 8, 2018. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended December 31, 2018, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended December 31, 2018 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliation" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q4'18 (1)
NOI	$1,009,348
Adjustments:
NOI from real estate assets sold	(7,716)
Other, net (2)	(6,861)
Adjusted Total NOI	994,771
Less: Encumbered NOI	(260,420)
Unencumbered NOI	$734,351

Encumbered NOI	$260,420
Unencumbered NOI	734,351
Adjusted Total NOI	$994,771

Unencumbered NOI to Adjusted Total NOI	74%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information
S-17.4